UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 12, 2019
VOYA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
On April 12, 2019, Security Life of Denver Insurance Company (“SLD”), a Colorado life insurance company and a wholly-owned subsidiary of Voya Financial, Inc., a Delaware corporation, (the “Company”), entered into a Lock-Up Support Agreement (the “Lock-Up Agreement”) with Ballantyne Re plc (“Ballantyne Re”), certain other companies, and holders of certain notes issued by Ballantyne Re in connection with the restructuring of Ballantyne Re, an unaccredited Irish single purpose captive that currently reinsures a portion of SLD’s individual life reinsurance business (the “Reinsured Business”).  Under the terms of the Lock-Up Agreement and as part of the intended liquidation of Ballantyne Re, SLD has agreed, subject to certain conditions, to enter into a novation and related agreements (the “Novation”). The Novation will result in the replacement of Ballantyne Re as the reinsurer of the Reinsured Business by Swiss Re Life & Health America (“Swiss Re”), a highly rated U.S. domestic life insurance company and an accredited reinsurer for U.S. regulatory purposes.
As of December 31, 2018, the statutory reserve associated with the Reinsured Business was $620 million.
Under the transactions contemplated by the Lock-Up Agreement, Ballantyne Re will be restructured pursuant to an Irish legal process.  The restructuring will require approval by the High Court of Ireland, recognition as a foreign proceeding by the United States Bankruptcy Court and the satisfaction of certain other conditions. Following receipt of such approvals and satisfaction of such conditions, SLD will enter into several agreements, including a Novation Agreement, pursuant to which the Novation will be effected. Swiss Re will establish a new trust account containing assets supporting the statutory reserves of the Reinsured Business and the collateral currently supporting Ballantyne Re’s obligations to SLD will be released from the existing trust.  The Novation will not change SLD’s reinsurance coverage related to the Reinsured Business. The closing of the Novation is expected to occur prior to the end of the third quarter of 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)
By:        /s/ Trevor Ogle
Name:    Trevor Ogle

Title:	Senior Vice President and Deputy General Counsel
Dated: April 12, 2019